Exhibit 99.3

JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder”) is dated as of March 25, 2019 by and among Legion Partners Holdings, LLC, Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners Special Opportunities, L.P. XII, Legion Partners, LLC, Legion Partners Asset Management, LLC, Christopher S. Kiper and Raymond White (collectively, “Legion Partners”), Macellum Home Fund, LP, Macellum Management, LP, Macellum Advisors GP, LLC, and Jonathan Duskin (collectively, “Macellum”), Ancora Catalyst Institutional, LP, Ancora Catalyst, LP, Merlin Partners Institutional, LP, Ancora Merlin, LP, (collectively, the “Ancora Funds”), Ancora Advisors, LLC and Frederick DiSanto (together with the Ancora Funds, “Ancora” and, together with Legion Partners, and Macellum, the “the Existing Members”) and Ancora Special Opportunity Fund (“Ancora Special Opportunity), Ancora/Thelen Small-Mid Cap Fund (“Ancora/Thelen”) and Victor Herrero Amigo, Theresa Rose Marie Backes, Joseph Boehm, David Allen Duplantis, John Edgar Fleming, Sue Ellen Gove, Janet Elaine Grove, Jeffrey Kirwan, Jeremy Ian Liebowitz, Jon Lukomnik, Cynthia S. Murray, Martine M. Reardon, Hugh Russell Rovit, Joshua Schechter and Alexander W. Smith (collectively, the “Nominees” and, together with Ancora Special Opportunity and Ancora/Thelen, the “New Members”).

WHEREAS, the Existing Members are parties to that certain Group Agreement dated as of March 20, 2019 (the “Agreement”), pursuant to which the Existing Members formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended) for the purpose of working together to enhance shareholder value at Bed Bath & Beyond Inc., a New York corporation (the “Company”) including (i) soliciting proxies for the election of the persons to be nominated by the Group (as defined in the Agreement) to the Board of Directors at the 2019 annual meeting of shareholders of the Company, (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing; and

WHEREAS, the New Members desire to join the Group formed by the Existing Members.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.            Effective immediately, the New Members are joined as parties to the Agreement.

2.            Each of the New Members agrees to be bound by the terms of the Agreement, including the obligations of a member of the Group, the terms of which are incorporated herein and made a part hereof.

3.            Each of the New Members agrees that he or she shall not undertake or effect any purchase, sale, acquisition or disposal of any securities of the Company without the prior written consent of Legion Partners.

4.            Each of the New Members agrees that so long as the Agreement is in effect, he or she shall not undertake any expenses in connection with his or her involvement with the Company, individually or on behalf of the Group, without the prior written consent of Legion Partners.

5.            Each of the New Members agrees that so long as the Agreement is in effect, he or she shall not communicate on behalf of the Group with regards to the Company without the prior written consent of Legion Partners.

6.            This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[Signatures appear on next page]

Legion Partners, L.P. I

By:	Legion Partners Asset Management, LLC
Investment Advisor

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Director

Legion Partners, L.P. II

By:	Legion Partners Asset Management, LLC Investment Advisor

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Director

Legion Partners Special Opportunities, L.P. XII

By:	Legion Partners Asset Management, LLC Investment Advisor

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Director

Legion Partners, LLC

By:	Legion Partners Holdings, LLC Managing Member

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Member

Legion Partners Asset Management, LLC

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Director

Legion Partners Holdings, LLC

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Member

/s/ Christopher S. Kiper

Christopher S. Kiper

Individually and as attorney-in-fact for Victor Herrero Amigo, Theresa Rose Marie Backes, Joseph Boehm, David Allen Duplantis, John Edgar Fleming, Sue Ellen Gove, Janet Elaine Grove, Jeff Kirwan, Jeremy Ian Liebowitz, Jon Lukomnik, Cynthia S. Murray, Martine M. Reardon, Hugh Russell Rovit, Joshua Schechter and Alexander W. Smith

/s/ Raymond White
Raymond White

Ancora Catalyst Institutional, LP

By:	Ancora Advisors, LLC General Partner

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Catalyst, LP

By:	Ancora Advisors, LLC General Partner

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Merlin Partners Institutional, LP

By:	Ancora Advisors, LLC General Partner

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Merlin, LP

By:	Ancora Advisors, LLC General Partner

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Special Opportunity Fund

By:	Ancora Advisors, LLC Investment Manager

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora/Thelen Small-Mid Cap Fund

By:	Ancora Advisors, LLC Investment Manager

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Advisors, LLC

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

/s/ Frederick DiSanto
Frederick DiSanto

Macellum Home Fund, LP

By:	Macellum Advisors GP, LLC its general partner

By:	/s/ Jonathan Duskin
	Name:	Jonathan Duskin
	Title:	Sole Member

Macellum Management, LP

By:	Macellum Advisors GP, LLC its general partner

By:	/s/ Jonathan Duskin
	Name:	Jonathan Duskin
	Title:	Sole Member

Macellum Advisors GP, LLC

By:	/s/ Jonathan Duskin
	Name:	Jonathan Duskin
	Title:	Sole Member

/s/ Jonathan Duskin
Jonathan Duskin